Exhibit 99.1

The expenses to be incurred by Consumers Energy Company relating to the offering of $450,000,000 principal amount of its 4.900% First Mortgage Bonds due 2031, and $450,000,000 principal amount of its 6.100% First Mortgage Bonds due 2056, under Consumers Energy Company’s Registration Statement on Form S-3 (Registration No. 333-293382-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated July 30, 2026 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$124,003
Services of Independent Registered Public Accounting Firms	90,000
Trustee Fees and Expenses	26,000
Legal Fees and Expenses	78,000
Rating Agency Fees	1,377,000
Printing and Delivery Expenses	15,000
Miscellaneous Expenses	15,000
Total	$1,725,003